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DATE:   April 29, 2004

TO:     COMPANION LIFE INSURANCE COMPANY

FROM:   Scott Priebe, FSA, MAAA
        Actuary

RE:     ACTUARIAL OPINION
        -----------------

This opinion is furnished in connection with the filing of Post-Effective Amendment Number 6 to the Registration Statement on Form N-6 (the "Registration Statement") of Companion Life Insurance Company of a Flexible Premium Variable Universal Life Insurance Policy ("Policy") under the Securities Act of 1933 (File No. 333-41172). The prospectus included in the Registration Statement describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement and Registration Statement exhibits relating to the Policy.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus as to actuarial matters.


                                        /s/ Scott Priebe

                                        Scott Priebe, FSA, MAAA
                                        Actuary
                                        Companion Life Insurance Company